Exhibit 99.1
Plymouth, MI — October 4, 2005 — Acquisition Announcement
Plastipak Holdings of Plymouth, MI to acquire LuxPET A.G./S.A., headquartered in Bascharage, Luxembourg

With a continued focus of global expansion to better support the growing needs of our customers, Plastipak Holdings today announced a definitive agreement to purchase 100% of the shares of LuxPET A.G./S.A.
This acquisition will combine the very talented management of LuxPET with an industry leader in technology that can support future growth throughout Europe. LuxPET is a well-established, quality supplier, with a well-trained staff and latest technologies employed. We are extremely pleased that LuxPET has agreed to join the Plastipak family.
The acquisition, which is expected to close on October 31, 2005, or as soon as practicable thereafter, is subject to customary closing conditions and regulatory approvals.
We want to assure LuxPET’s customers that we have every confidence in the current management team and we will support them in every way we can prior to and following the acquisition. It is our hope that our acquisition of LuxPET will bring our respective customers even more value from a technology/design perspective and available capital to support our mutual growth.
     Additional information about Plastipak can be found at the company’s website located at www.plastipak.com.
Forward Looking Statements
Statements in this press release that are not statements of historical facts, including statements regarding the contemplated purchase of LuxPET’s shares and Plastipak’s business outlook and expected performance following the proposed acquisition are forward-looking statements that involve risks, uncertainties and assumptions. Such risks and uncertainties include, among others, the satisfaction of closing conditions to the acquisition, risks associated with Plastipak’s Brazilian and other international operations, competition in Plastipak’s product categories (including the impact of possible new technologies and the impact of such competition on pricing, revenues and margins), Plastipak’s high degree of leverage and substantial debt service obligations, both companies’ exposure to fluctuations in resin and energy prices, and unseasonable weather changes, particularly during the spring and summer months. There can be no assurance that the acquisition described in this press release will be consummated.

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